As filed with the Securities and Exchange Commission on January 28, 2011

Registration No. 333-168556

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareFusion Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	26-4123274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joan Stafslien

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-168556) of CareFusion Corporation, a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission and became effective on August 5, 2010 (the “Registration Statement”). The Registration Statement was filed in accordance with the Stockholder’s and Registration Rights Agreement, dated as of August 31, 2009, filed as Exhibit 4.1 thereto (the “Registration Rights Agreement”) with respect to the offer and resale from time to time of up to 30,464,012 shares (the “Shares”) of the Company’s common stock by Cardinal Health, Inc. (the “Selling Stockholder”).

The Company is seeking to discontinue the effectiveness of the Registration Statement and deregister all the Shares that remain unsold under the Registration Statement as of the date hereof because its obligation to keep the Registration Statement effective pursuant to the terms of its Registration Rights Agreement with the Selling Stockholder has terminated. As none of the Shares have been sold under the Registration Statement, in compliance with the undertaking made by the Company in Part II, Item 17(a)(3) of the Registration Statement, the Company is withdrawing this Registration Statement, including all prospectus supplements and exhibits thereto, and removing from registration by means of this post-effective amendment all of the Shares that are registered but unsold under the Registration Statement as of the date hereof.

ii

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CareFusion Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 28, 2011.

CAREFUSION CORPORATION

By:	/s/ DAVID L. SCHLOTTERBECK
David L. Schlotterbeck, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed on January 28, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ David L. Schlotterbeck David L. Schlotterbeck	Chairman and Chief Executive Officer and Director (principal executive officer)

/s/ James F. Hinrichs James F. Hinrichs	Chief Financial Officer (principal financial officer)

/s/ Jean Maschal Jean Maschal	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)

* Philip L. Francis	Director

* Robert F. Friel	Director

* Jacqueline B. Kosecoff, Ph.D	Director

* J. Michael Losh	Presiding Director

* Gregory T. Lucier	Director

* Edward D. Miller, M.D.	Director

* Michael D. O’Halleran	Director

* Robert P. Wayman	Director

*	/s/ Joan Stafslien
By: Attorney-in-Fact Joan Stafslien